EXTENSION AGREEMENT

      Agreement dated this 18th day of February, 1997 between Infosafe Systems, Inc., a Delaware corporation (the "Company") and D. H. Blair Investment Banking Corp. ("Blair").

      WHEREAS, the Company and Blair are parties to an agreement dated January 25, 1995 regarding mergers, acquisitions and similar transactions (the "M/A Agreement"); and

      WHEREAS, on the date hereof, the Company has completed a closing of a private placement (the "Offering") through Blair, as placement agent, pursuant to a Confidential Term Sheet dated February 10, 1997 (the "Term Sheet"); and

      WHEREAS, in connection with, and as a condition to, the Offering, the Company has agreed to extend the M/A Agreement.

      NOW, THEREFORE, the parties hereto, for good and valuable consideration, hereby agree that the M/A Agreement shall expire on the fifth anniversary of the Final Closing of the Offering, as defined in the Term Sheet, subject to the provisions M/A Agreement. Except as set forth herein, the M/A Agreement shall continue in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INFOSAFE SYSTEMS, INC.                  D. H. BLAIR INVESTMENT
                                        BANKING CORP.



By: /s/ Arthur R. Medici                By: /s/ Martin A. Bell
    ---------------------------             ---------------------------------
    Authorized Officer                      Martin A. Bell, Vice Chairman and
                                            General Counsel